Exhibit 99.1

Rubicon Technologies Announces CEO Transition

Phil Rodoni steps down; Osman Ahmed appointed interim CEO

New York, NY – July 1, 2024 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (OTC: RBTC), a leading provider of technology-based waste and recycling solutions, today announced that Phil Rodoni will be stepping down as CEO of Rubicon and as a member of the Company’s Board of Directors (the “Board”), effective immediately. Osman Ahmed, formerly lead independent director on Rubicon’s Board, has been appointed interim CEO.

Ahmed served as lead independent director on Rubicon’s Board of Directors since the fall of 2022. He is Co-Founder of New Circle Capital, a structured capital provider to small and mid-cap companies, and Senior Advisor at 10X Capital, a multi-strategy technology investment firm.

“On behalf of the Board, I want to thank Phil for his valuable contributions to Rubicon over the last nine years,” said Ahmed. “Rubicon has made tremendous strides in multiple areas of the business since our public listing, and I am enthusiastic about the value creation opportunity that stands in front of us. I am grateful to the Board for putting its trust in me during this period of transition.”

In conjunction with his appointment, Ahmed has stepped down from the Board’s Audit Committee and as lead independent director but will remain as a member of the Board.

Rodoni has served as Rubicon’s CEO since 2022. Prior to that, he served as the Company’s chief technology officer between 2015-2022. He came to Rubicon from Esurance, where he held the role of vice president of software development.

“It has been a pleasure leading Rubicon,” said Rodoni. “We have come a long way as an organization and I remain excited for the Company’s future under its new leadership.”

In May, Rubicon announced the sale of its fleet technology business unit in a deal that includes up-front cash of $61.7 million and an earnout consideration of $12.5 million that could become payable in 2024. This strategic move underscores Rubicon’s dedication to the RUBICONConnect™ product, which serves commercial waste generators from small to medium-sized businesses to Fortune 500 companies. Many of the Company’s commercial customers are looking to Rubicon to help them achieve sustainability goals with tailored zero waste and circular economy solutions, including through the Company’s Technical Advisory Services (TAS).

For more information about the CEO transition, please see the Company’s shareholder letter dated July 1, 2024.

About Rubicon

Rubicon builds AI-enabled technology products and provides expert sustainability solutions to waste generators and material processors to help them understand, manage, and reduce waste. As a mission-driven company, Rubicon helps its customers improve operational efficiency, unlock economic value, and deliver better environmental outcomes. To learn more, visit rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) changes in applicable laws or regulations; 3) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; 4) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 5) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed March 28, 2024 with the Securities and Exchange Commission (the “SEC”)), Registration Statement on Form S-3, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Alexandra Clark

Director of Finance & Investor Relations

alexandra.clark@rubicon.com

Media Contact:

Benjamin Spall

Director of Communications

benjamin.spall@rubicon.com